UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Nxu, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note
This Amendment No. 1 (the “Amendment”) amends the definitive proxy statement of Nxu, Inc. (“Nxu,” “we” or “our”) filed with the Securities and Exchange Commission on May 2, 2024 (the “Proxy Statement”). The Proxy Statement was filed in connection with Nxu’s virtual 2024 annual meeting of stockholders (the “Annual Meeting”) that was held on June 14, 2024 and has been adjourned until August 14, 2024 at 1:00 p.m. Eastern Daylight Time (the “Adjourned Meeting Date”).
This Amendment is being filed to (i) provide a new notice for the Adjourned Meeting Date, (ii) announce that Nxu’s Board of Directors has approved an amendment to Nxu’s Bylaws to reduce the quorum needed for stockholder meetings to one-third of the total voting power of shares of capital stock of Nxu issued and outstanding and entitled to vote at a meeting of stockholders, which was applied retroactively to the Annual Meeting (the “Bylaw Amendment”), (iii) amend and restate Proposal 4, the proposal for stockholders to consider and vote on the amendment of Nxu’s Certificate of Incorporation as set forth in the Proxy Statement, in its entirety solely to reflect the Bylaw Amendment, and (iv) amend and restate Proposal 5, the proposal for holders of Nxu’s Class B common stock to consider and vote on the authorization of a Series of Preferred Stock, and the related Annex B, Certificate of Designations of Series B Preferred Stock of Nxu, Inc., in their entirety as set forth in this Amendment.
To date, the holders of approximately 45% of our outstanding shares of common stock have cast proxies to vote at the Annual Meeting. If you have already voted by proxy, your vote will be counted – there is no need to take further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.
Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Proxy Statement. This Amendment should be read together with the Proxy Statement, and the information contained in this Amendment modifies or supersedes any inconsistent material contained in the Proxy Statement.
Except as specifically discussed in this Explanatory Note, this Amendment does not modify or update any other disclosures in the Proxy Statement. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

NXU, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on August 14, 2024
To the Stockholders of Nxu, Inc. (“Nxu”):
The 2024 annual meeting of stockholders of Nxu (the “Annual Meeting”) will be held on August 14, 2024 at 1:00 p.m. Eastern Daylight Time. The Annual Meeting will be held exclusively through a virtual format. You will not be able to attend the Annual Meeting in person . The Annual Meeting will be held for the following purposes:
1.	To elect four directors to serve until the 2025 annual meeting of stockholders (Proposal 1);
2.	To consider and vote on a proposal to adopt and approve the Nxu, Inc. Amended and Restated 2023 Omnibus Incentive Plan (the “Amended Plan”) (Proposal 2);
3.	To ratify the appointment of Prager Metis CPAs LLC as Nxu’s independent registered public accounting firm for 2024 (Proposal 3);
4.	To consider and vote on a proposal to amend Nxu’s Certificate of Incorporation (Proposal 4);
5.	For the holders of Class B common stock to consider and vote on the authorization of a Series of Preferred Stock (Proposal 5); and
6.	To transact such other business as may properly come before the meeting of any postponement or adjournment thereof.
The board of directors of Nxu (the “Board”) has fixed the close of business on April 16, 2024 as the record date for the Annual Meeting (the “Record Date”). Stockholders as of that date and time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/NXU2024 at the meeting date and time described in the Proxy Statement. There is no physical location for the Annual Meeting. To participate in the meeting, stockholders of record must have the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (“Notice”) or on your proxy card if you receive the proxy materials by mail.
If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.virtualshareholdermeeting.com/NXU2024, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. You will not be able to attend the Annual Meeting in person.
Whether or not you expect to attend the Annual Meeting online, please vote as soon as possible so that your shares will be represented and voted at the Annual Meeting.
A complete list of stockholders as of the Record Date will be open to examination by any stockholder during regular business hours at the offices of Nxu, Inc., 1828 North Higley Road, Suite 116, Mesa, AZ 85205, for 10 days before the Annual Meeting, as well as at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXU2024.com on the meeting day and time, entering your control number and joining the Annual Meeting as a “Shareholder”.
By Order of the Board of Directors,
/s/ Annie Pratt
Annie Pratt
Corporate Secretary
July 24, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 14 , 2024.

The Proxy Statement and Annual Report are available at www.virtualshareholdermeeting.com/NXU2024
Nxu is making the Proxy Statement and the form of proxy first available on or about May 2, 2024, and Amendment No. 1 to the Proxy Statement is being sent or given to our stockholders on or about August 2, 2024

ANNUAL MEETING OF NXU STOCKHOLDERS
As supplemented by this Amendment, the section of the Proxy Statement under the heading “ANNUAL MEETING OF NXU STOCKHOLDERS” should be read as follows:
General
Nxu, Inc. (“Nxu” or the “Company”) is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by the Board for use at the 2024 annual meeting of stockholders of Nxu (the “Annual Meeting”) to be held on and at any adjournment or postponement thereof. This Proxy Statement provides Nxu’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Annual Meeting.
Date, Time, and Place
The Annual Meeting will be held on August 14, 2024, at 1:00 p.m., Eastern Daylight Time, via live webcast at the following address: www.virtualshareholdermeeting.com/NXU2024 . The Annual Meeting will be held in a completely virtual format.
The Company pays the costs of soliciting proxies. We have engaged D.F. King & Co. (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $10,000.00 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. Nxu may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. Nxu may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of Nxu’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the Annual Meeting if you owned shares of Nxu’s common stock as of the close of business on April 16, 2024 (the “Record Date”). Holders of Nxu’s Class A common stock are entitled to one vote for each share of Nxu’s Class A common stock owned as of the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted.
Holders of our Class B common stock are entitled to ten votes for each share of Nxu’s Class B common stock owned as of the Record Date. Our Class B common stock is owned solely by our Chief Executive Officer, Mark Hanchett, and our President, Annie Pratt (the “Nxu Insiders”). As of the Record Date the Nxu Insiders owned 184,692 and 70,812 shares of our Class B common stock, respectively, and 189,564 and 75,654 shares of our Class A common stock, respectively, representing approximately 13.0% and 5.0% of the total voting power of our outstanding common stock, respectively, for an aggregate of approximately 18.0% of the voting power of our outstanding common stock.
In connection with preparing the proxy materials and broker search cards for the Annual Meeting, the Company learned that the Record Date used by the Company to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting, suffered from an irregularity and failure of authorization because the Board of Directors did not fix such record date on or before April 16, 2024. This action was inconsistent with Section 213(a) of the Delaware General Corporation Law (the “DGCL”). To eliminate any uncertainty regarding the validity of the record date, on April 26, 2024, the Board approved the ratification of the record date under Section 204 of the DGCL. The public filing of this document with the Securities and Exchange Commission constitutes the notice required to be given under Section 204 of the DGCL in connection with the ratification described above. As a result of this ratification, any claim that the record date is void or voidable due to the failure of authorization described above, or that the Delaware Court of Chancery should declare in its discretion that this ratification not be effective or be effective only on certain conditions, must be brought within 120 days from May 2, 2024, which is the date on which the Proxy Statement is being publicly filed with the Securities and Exchange Commission.
As of the Record Date, there were 11,930,986 shares of Nxu’s Class A common stock outstanding and 255,504 shares of Nxu’s Class B common stock outstanding.

Quorum and Required Vote for Proposal
A quorum of Nxu stockholders is necessary to hold a valid meeting. For all proposals other than Proposal 5, a quorum will be present at the Annual Meeting if at least one-third of the total voting power of all outstanding shares of Nxu’s Class A common stock and Nxu’s Class B common stock entitled to vote at the meeting are present in person (which would include presence at a virtual meeting) or by proxy. For Proposal 5, a quorum will be present for purposes of voting on Proposal 5 at the Annual Meeting if at least one-third in voting power of the outstanding shares of Class B common stock entitled to vote are present in person (which would include presence at a virtual meeting) or by proxy. For all proposals other than Proposal 5, each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. Only the holders of Class B common stock are entitled to vote on Proposal 5, and each share of Class B common stock is entitled to ten votes per share. As of the Record Date, there were 11,930,986 shares of Class A common stock issued and outstanding, representing 11,930,986 votes, and 255,504 shares of Class B common stock issued and outstanding, representing 2,555,040 votes, for a total of 12,186,490 shares of common stock issued and outstanding, representing 14,486,026 votes. As a result, 4,828,675 votes must be represented at the Annual Meeting in order to constitute a quorum to vote Proposals 1 through 4. Additionally, 851,680 shares of Class B common stock must be represented at the Annual Meeting in order to constitute a quorum to vote Proposal 5.
The term “broker non-votes” refers to shares held by a bank, broker or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such bank, broker or nominee has not been instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal (or has discretionary voting power but chooses not to exercise it). Banks, brokers, and nominees do not have discretionary voting authority on certain matters and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder.
Broker non-votes are not considered as votes cast and will not be counted in determining the outcome on any of the proposals. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions by following the instructions on the voting instruction form or notice that you receive from your bank, broker, or other nominee or vote your shares yourself by submitting a legal proxy from your broker or other nominee as the record holder authorizing you to vote the shares and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the Record Date.
Because Proposal 1 (Director Election Proposal), Proposal 2 (Plan Proposal), Proposal 4 (Charter Amendment Proposal) and Proposal 5 (Preferred Stock Proposal) are non-routine matters, your broker will not be able to vote uninstructed shares for such proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Proposal 3 (Auditor Ratification Proposal) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes will exist in connection with Proposal 3 (Auditor Ratification Proposal).
The following table sets forth the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal to be voted on at the Annual Meeting.
Proposal	Vote Required to Approve Proposal	Abstentions and Broker Non- Votes
Proposal 1: To elect four directors to serve until the 2025 annual meeting of stockholders (the “Director Election Proposal”)	Majority of votes cast	Abstentions and broker non-votes are not considered votes cast and will have no effect
Proposal 2: To consider and vote on a proposal to adopt and approve the Amended Plan (the “Plan Proposal”)	Majority of votes cast	Abstentions and broker non-votes are not considered votes cast and will have no effect
Proposal 3: To ratify the appointment of Prager Metis CPAs LLC as Nxu’s independent registered public accounting firm for 2024 (the “Auditor Ratification Proposal”)	Majority of votes cast	No broker non-votes. Abstentions are not considered votes cast and will have no effect

Proposal	Vote Required to Approve Proposal	Abstentions and Broker Non- Votes
Proposal 4: To consider and vote on a proposal to amend Nxu’s Certificate of Incorporation (the “Charter Amendment Proposal”)	Majority voting power of issued and outstanding shares	Abstentions and broker non-votes will have the effect of a vote against this proposal
Proposal 5: For the holders of Class B common stock to consider and vote on the authorization of a series of Preferred Stock (the “Preferred Stock Proposal”)	Two-thirds of the shares of Class B common stock issued and outstanding	Abstentions and broker non-votes with respect to Class B common stock will have the effect of a vote against this proposal
Recommendation of the Board
The Board has unanimously determined that each of the Proposals is fair to and in the best interests of Nxu and its stockholders and has unanimously approved each of the Proposals. The Board unanimously recommends that stockholders vote “FOR” the Director Election Proposal, “FOR” the Plan Proposal, “FOR” the Auditor Ratification Proposal, “FOR” the Charter Amendment Proposal and “FOR” the Preferred Stock Proposal.
Voting Your Shares
Each share of Class A common stock that you own in your name entitles you to one vote and each share of Class B common stock that you own in your name entitles you to ten votes. If you are a record owner of your shares, you can vote your shares of common stock as follows:
•	You can submit a proxy to vote your shares by calling the toll-free number shown on your proxy card and voting over the phone.
•	You can submit a proxy to vote your shares by visiting the website shown on your proxy card and voting via the Internet.
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You can submit a proxy to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares of Class A common stock in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker, or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

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If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Class A common stock will be voted as recommended by the Board.

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You can attend the Annual Meeting and vote virtually even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Class A common stock are held in the street name of your broker, bank, or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Nxu can be sure that the broker, bank, or nominee has not already voted your shares of Nxu Class A common stock.

Revoking Your Proxy
If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:
•	you may send another proxy card with a later date or submit a new proxy online or by telephone;
•	you may notify Nxu in writing before the Annual Meeting that you have revoked your proxy; or
•	you may attend the Annual Meeting virtually, revoke your proxy and vote online as described above.
If your shares of Class A common stock are held in “street name” by your broker, bank, or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank, or other nominee to revoke or change your voting instructions.

Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your common stock, you may contact Nxu, Inc., 1828 N. Higley Road, Suite 116, Mesa, Arizona 85205, Attn: Jordan Christensen or by email at investors@nxuenergy.com.
No Additional Matters May Be Presented at the Annual Meeting
The Annual Meeting has been called only to consider the approval of the Proposals. Under our Bylaws, other than procedural matters incident to the conduct of the Annual Meeting, no other matters may be considered at the Annual Meeting if they are not included in this Proxy Statement, which serves as the notice of the Annual Meeting.
Redemption Rights
Nxu stockholders do not have redemption rights in connection with the Proposals.
The Nxu Insiders
As of the Record Date, 356,719 shares of Nxu Class A common stock and a total of 255,504 shares of Class B common stock are owned solely by the Nxu Insiders, totaling an aggregate of 18.1% of the voting power of our outstanding common stock.

REVISED PROPOSAL 4 – THE CHARTER AMENDMENT PROPOSAL
As supplemented by this Amendment, the section of the Proxy Statement under the heading “PROPOSAL 4 – THE CHARTER AMENDMENT PROPOSAL” should be read as follows:
The Board has approved, adopted and declared advisable, and recommends that the stockholders approve, an amendment (the “Amendment”) to the Company’s Certificate of Incorporation as amended (the “Charter”) to clarify the voting standard that applies to future changes to the number of shares of Class A common stock authorized for issuance and to reverse stock splits of the outstanding shares of Class A common stock.
Article V of the Charter currently provides that any amendments to Articles IV, V, VI, VII, VIII, IX, X, XI and XII must be approved by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class. Article IV of the Charter, in turn, sets forth the number of shares of Class A common stock authorized for issuance and otherwise sets forth certain rights, powers and preferences of the Class A common stock. When Article V and Article IV are read together, they mean that any amendment to the Charter that increases the authorized number of shares of Class A common stock, and any amendment that effects a forward or reverse split of the Class A common stock requires “for” votes from a majority of the Class A common stock and Class B common stock, voting together as one class. This voting standard has the effect of treating broker non-votes, abstentions and shares that are not present in person or by proxy at a stockholder meeting to vote on one of these types of amendments as votes “against” those amendments.
Effective August 1, 2024, the Delaware General Assembly amended the Delaware General Corporation Law (the “DGCL”) to permit a lower voting standard to effect certain share increases and reverse stock splits and to eliminate the need for stockholder approval of certain forward stock splits. Specifically, amended Section 242(d) of the DGCL permits a corporation to increase or decrease the authorized number of shares of class of stock, or to reclassify by combining the issued shares of a class of capital stock into a lesser number of issued shares (that is, a reverse stock split) if, among other things, (a) the class of stock is listed on a national securities exchange and will meet the listing requirements of that exchange relating to the minimum number of holders immediately after the amendment becomes effective and (b) the votes cast “for” the amendment exceed the votes cast “against” the amendment at a meeting at which a quorum of the stockholders is present in person or by proxy. Amended Section 242(d) also permits a corporation to effect certain forward stock splits without a stockholder vote, but those provisions cannot apply to the Company because it has issued more than one class of stock.
The Amendment would provide that the Company expressly elects to be governed by amended Section 242(d) of the DGCL. If the Amendment is adopted then, so long as the requirements of Section 242(d) are satisfied, increases or decreases to the number of shares of Class A common stock, and reverse splits of Class A common stock, may be approved by the votes cast standard described above. This means that broker non-votes, abstentions, and shares not present in person or by proxy at a stockholder meeting would have no effect on the outcome of whether these amendments are approved by stockholders.
In deciding to approve the Amendment and recommend it for stockholder approval, the Board considered a number of factors, including the following:
•	As of July 22, 2024, the Company has approximately 16,947 stockholders of record.
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By adopting the Amendment and the accompanying “votes cast” standard, shares held by stockholders who do not vote or return proxies will no longer count as votes against changes to the number of shares of Class A common stock and reverse splits of Class A common stock. However, stockholders may continue to register their dissent against these actions by casting votes “against” any of these actions, if they are taken in the future.

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It is possible that one or more reverse splits of the Class A common stock may be necessary to maintain the trading price of Class A Common Stock at or above $1.00, so that the Class A common stock may continue to be listed on the Nasdaq Global Market. An increase to the authorized number of shares of Class A common stock may be advisable at some point in the future if the Company needs to raise funds through the issuance of Class A common stock. The Company is currently authorized to issue 4,000,000,000 shares of Class A common stock, and a total of 32,022,877 shares of Class A common stock are either issued or reserved for issuance on the conversion or exchange of other securities.

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The “votes cast” standard that would be enacted as a result of the Amendment may have the practical effect of amplifying the voting power of the Insiders if they support a future share increase or reverse stock split of the Class A common stock, since the new voting standard would result in fewer votes “against” these actions through a lack of stockholder voting turn out. However, a share increase or reverse stock split cannot be effected under Delaware law unless it is approved by the Board. Accordingly, a share increase or reverse stock split would be effected only if the directors have determined that the action is advisable and advances the best interests of all stockholders.

The proposed amendment to Article V is set forth in Annex A hereto and is incorporated herein by reference. Stockholders are urged to read the proposed amendment in its entirety, and this description is qualified by reference to Annex A. Section 242(d) is publicly available at https://delcode.delaware.gov/title8/c001/sc08/index.html, and the description of Section 242(d) is qualified by reference to the text of that section.
This Proposal 4 must be approved by the affirmative vote of the holders of a majority of the voting power of the Class A common stock and Class B common stock, voting together as a single class.
If the stockholders approve this Proposal 4, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendment, which will become effective upon filing. The approval of this Proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon this Proposal 4, and the related amendment to the Charter, and to not implement them at any time before the amendment becomes effective.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

REVISED PROPOSAL 5 – THE PREFERRED STOCK PROPOSAL
As supplemented by this Amendment, the section of the Proxy Statement under the heading “PROPOSAL 5 – THE PREFERRED STOCK PROPOSAL” should be read as follows:
In connection with the Annual Meeting initially noticed on April 30, 2024, the Board of Directors asked the holders of Class B common stock to approve the authorization and issuance of a share of new Series B Preferred Stock of the Company. The Series B Preferred Stock would have certain rights, powers or preferences set forth in the Certificate of Designation of Series B Preferred Stock (the “Initial Certificate of Designation”). As initially proposed, the terms of the new Series B Preferred Stock would have included the following:
•
Except as otherwise provided in the Initial Certificate of Designation or required by law, the Series B Preferred Stock shall not entitle the holder thereof to any voting rights on any matter submitted for stockholder action.

•	The Series B Preferred Stock is entitled to cast one vote on the election of directors.
•
On any Special Action, the Series B Preferred Stock is entitled to cast a number of votes equal to the total number of votes that could be cast by the holders of Class A Common Stock and Class B Common Stock on such Special Action. The holder of Series B Preferred Stock is entitled to vote with the Class A Common Stock and Class B Common Stock as a single class on all Special Actions. A Special Action is defined as any amendment to the Charter to: (1) increase or decrease the number of shares of Class A Common Stock authorized for issuance; or (2) reclassify by combining the issued shares of Class A Common Stock and Class B Common Stock into a fewer number of shares of such respective classes, provided that the shares of Class A Common Stock and Class B Common Stock are proportionately combined.

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The holder of the Series B Preferred Stock is required to execute a joinder to the Certificate of Designation (the “Joinder”) that requires the holder to vote in a specified manner on a Special Action. Specifically, the holder must vote the voting power of the Series B Preferred Stock by (1) casting a number of votes “for” the Special Action that is determined by multiplying the total voting power of the Series B Preferred Stock by a fraction, where the numerator is the total number of votes cast “for” the Special Action by the holders of Class A Common Stock and Class B Common Stock, and the denominator is the total number of votes cast “for” or “against” the Special Action by the holders of Class A Common Stock and Class B Common Stock, and (2) casting the balance of the voting power of the Series B Preferred Stock “against” the Special Action.

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The Series B Preferred Stock may be redeemed at any time at the option of the Board of Directors of the Corporation (acting in its sole discretion) for $1.00, payable in cash and only out of funds legally available therefor.

•
The share of Series B Preferred Stock may only be owned by a person or entity who has executed the Joinder, and the holder of the share of Series B Preferred Stock may not directly or indirectly transfer the Series B Preferred Stock to any other person or entity without the prior approval of the Board of Directors (acting in its sole discretion).

On July 24, 2024, the Board of Directors abandoned the initial Series B Preferred Stock described above and approved a Replacement Certificate of Designation with the following revised terms:
•
With respect to each action voted upon, or proposed to be voted upon, by the holders of any class or series of capital stock of the Company, the Series B Preferred Stock is entitled to cast a number of votes equal to the total number of votes that could be cast by the holders of Class A Common Stock and Class B Common Stock on such action.

•	There are no restrictions or provisions in the Replacement Certificate of Designation with respect to how the share of Series B Preferred Stock will be voted.
•
The Series B Preferred Stock may be redeemed at any time at the option of the Board of Directors of the Corporation (acting in its sole discretion) for $1.00, payable in cash and only out of funds legally available therefor.

•	There are no restrictions in the Replacement Certificate of Designation with respect to the transfer or ownership of the Series B Preferred Stock.

In deciding to approve the Replacement Certificate of Designation, the Board considered a number of factors, including the following:
•	As of July 22, 2024, the Company has approximately 16,947 stockholders of record.
•
In light of the number of record holders of stock and the issues that the Company has encountered with obtaining a quorum of the Annual Meeting, the Board wishes to preserve the flexibility to issue the share of Series B Preferred Stock at a later date, to assist the Company with obtaining a quorum and potentially the stockholder vote required for future actions, including but not limited to the Special Actions that were listed in the Initial Certificate of Designation.

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The Initial Certificate of Designation was limited to authorizing the Series B Preferred Stock to exercise enhanced voting power on Special Actions to amend the Certificate of Incorporation. However, on May 10, 2024, the Company publicly announced its intention to evaluate strategic alternatives. In a press release dated May 10, 2024, the Company stated that “Nxu’s Board of Directors’ Strategic Planning Committee will lead the evaluation, with outside assistance from advisors, and has identified targets for a business combination intended to position the newly combined company for sustainable long-term value creation with a strengthened financial profile. Nxu is in discussions with several prospective targets, but there can be no assurances given regarding the outcome or timing of the strategic evaluation process.”

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The evaluation of strategic alternatives may result in a proposed transaction that requires stockholder approval. At the time, if ever, the Board of Directors approved a proposed transaction, it may determine it is advisable and in the best interests of all stockholders to issue the share of Series B Preferred Stock, to enhance the voting power of the stockholders who attend or vote by proxy at a special meeting called to approve a transaction. If the share of Series B Preferred Stock were issued, the Board could covenant with the holder of the Series B Preferred Stock about how the share will be voted on a proposed transaction. Without limiting the types of voting covenants that might be determined by the Board:

○	The holder of Series B Preferred Stock could be required to vote proportionately with the votes cast “for” or “against” a transaction by holders of Class A common stock and Class B common stock; or
○
The holder of Series B Preferred Stock could be required to vote all of the voting power of the Series B Preferred Stock in favor of a transaction if the votes cast “for” the transaction by the holders of Class A common stock and Class B common stock exceed the votes cast “against” the transaction by the holders of Class A common stock and Class B common stock.

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The Board of Directors has not approved a strategic transaction and has not yet determined to issue the Series B Preferred Stock. However, because the authorization of preferred stock with multiple votes per share requires the approval of the holders of Class B common stock before that type of preferred stock may be issued, the Board has determined it is advisable to submit this Proposal 5 for approval at the Annual Meeting when it reconvenes.

•
The issuance of the Series B Preferred Stock may have the practical effect of amplifying the voting power of the Class A common stock and Class B common stock held by the Insiders if they support a future transaction. However, no transaction may be effected under Delaware law, and the Series B Preferred Stock will not be issued, unless these actions are approved by the Board and the Board has determined that these actions are advisable and advances the best interests of all stockholders.

The Replacement Certificate of Designation is set forth in Annex B hereto and is incorporated herein by reference. Stockholders are urged to read the proposed amendment in its entirety, and this description is qualified by reference to Annex B.
This Proposal must be approved by the affirmative vote of the holders of at least two-thirds of the voting power of the Class B common stock, voting as a separate class. Broker non-votes and abstentions with respect to shares of Class B common stock count as votes against this proposal. Holders of Class A common stock are not entitled to vote on this proposal. If the required vote of the holders of Class B common stock is obtained, this proposal may be effected whether or not Proposal 4 is adopted by stockholders.

If the holders of Class B common stock approve this Proposal 5, the Company will file the Certificate of Designation with the Delaware Secretary of State, which will become effective upon filing. The approval of this Proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon this Proposal 5, and the related authorization and issuance of Series B Preferred Stock, and to not implement them at any time before the Certificate of Designation becomes effective.
THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CLASS B COMMON STOCK
VOTE “FOR” THE PREFERRED STOCK PROPOSAL.

Annex B
As amended by this Amendment, the Initial Certificate of Designation originally set forth in Annex B of the Proxy Statement is hereby restated in its entirety as follows:
CERTIFICATE OF DESIGNATIONS OF
SERIES B PREFERRED STOCK OF
NXU, INC.
Nxu, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
The following resolution was duly adopted by the Board of Directors of the Corporation by consent in lieu of a meeting pursuant to Section 141(f) and Section 151(g) of the Delaware General Corporation Law (the “ DGCL ”) on July 24, 2024.
Resolved, that pursuant to the authority set forth in Article IV, Part B of the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), the Board of Directors hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of a series of preferred stock, par value $0.0001 per share, of the Corporation (the “Preferred Stock”), as follows:
1.	Designation and Number. This series of Preferred Stock shall be designated as the “Series B Preferred Stock,” and one share is hereby designated as the sole share of Series B Preferred Stock.
2.	Defined Terms.
(a)	Capitalized terms that are not defined in this Certificate of Designations have the meaning given those terms in the Certificate of Incorporation.
(b)	“ Holder ” means the person or entity then holding the Series B Preferred Stock.
3.	Dividends. The Holder shall not be entitled to receive dividends of any kind by reason of his or her ownership of Series B Preferred Stock.
4.
Liquidation, Dissolution and Winding Up . Following the liquidation, dissolution or winding up of the Corporation, the Holder shall be entitled to receive $1.00, payable in cash and only out of funds legally available therefor, by reason of his or her ownership of Series B Preferred Stock, which shall be paid prior to the payment of any amounts to the holders of Class A Common Stock and Class B Common Stock in connection with such liquidation, dissolution or winding up. The Series B Preferred Stock shall rank junior to the Series A Preferred Stock with respect to distributions paid on a liquidation, dissolution or winding up of the Corporation. Any series of Preferred Stock authorized and issued by the Corporation following the effectiveness of this Certificate of Designations may rank senior or junior to, or on a parity with, the Series B Preferred Stock, as determined by the terms of such series of Preferred Stock.

5.
Voting Rights . With respect to each action voted upon, or proposed to be voted upon, by the holders of any class or series of capital stock of the Corporation, the Series B Preferred Stock shall entitle the Holder to cast a number of votes equal to the total number of votes that could be cast by the holders of Class A Common Stock and Class B Common Stock on such action. The Holder shall be entitled to vote with the Class A Common Stock and Class B Common Stock as a single class on such actions.

6.
Redemption. The Series B Preferred Stock may be redeemed at any time at the option of the Board of Directors of the Corporation (acting in its sole discretion) for $1.00, payable in cash and only out of funds legally available therefor.

7.	Amendments . No amendment to this Certificate of Designations shall be effected without the approval of the Holder.
8.
Governing Law . This Certificate of Designations shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, regardless of any laws or legal principles that might otherwise govern under the applicable principles of conflicts of law thereof.

9.
Severability . The provisions of this Certificate of Designations are severable, so that the invalidity or unenforceability of any provision of this Certificate of Designations shall not affect the validity or enforceability of any other provision of this Certificate of Designations.

[Signature Page Follows]
B-1

In witness whereof, the undersigned Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on the date set forth below.
NXU, INC.

By:
Mark Hanchett Chief Executive Officer

DATED:
B-2

NXU, INC.
1828 N. HIGLEY RD. #116
MESA, ARIZONA 85205

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NXU2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55048-P09429-P11896

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NXU, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Mark Hanchett	☐	☐	☐
1b. Annie Pratt	☐	☐	☐
1c. Britt Ide	☐	☐	☐
1d. Jessica Billingsley	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V55049-P09429-P11896

NXU, INC.
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 14, 2024 1:00 PM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Mark Hanchett and Annie Pratt, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NXU, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM ET, on August 14, 2024, at www.virtualshareholdermeeting.com/NXU2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side